UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 29, 2025

Phillips Edison & Company, Inc.
(Exact name of registrant as specified in its charter)

Maryland	001-40594	27-1106076
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11501 Northlake Drive Cincinnati, Ohio	45249
(Address of principal executive offices)	(Zip Code)

(513) 554-1110
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock $0.01 par value per share	PECO	The Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into Material Definitive Agreement.
On August 29, 2025, Phillips Edison & Company, Inc. (the “Company”), Phillips Edison Grocery Center Operating Partnership I, L.P. (the “Operating Partnership”), PNC Bank, National Association, as administrative agent (the “Administrative Agent”), and the lenders party thereto entered into a third amendment (the “Third Amendment”), which amends the credit agreement, dated as of July 2, 2021 (as amended by the first amendment, dated as of May 20, 2022, by the second amendment, dated as of January 9, 2025, and by the Third Amendment, the “Amended Credit Agreement”), by and among the Company, the Operating Partnership, the other guarantors from time to time party thereto, the lenders from time to time party thereto and the Administrative Agent.
The Third Amendment (i) modifies the applicable interest rate by removing the credit spread adjustment to the Secured Overnight Financing Rate and (ii) establishes and incorporates specified key performance indicators (“KPIs”) with respect to certain sustainability targets of the Company, whereby based on the Company’s performance against the KPIs, certain adjustments may be made to the applicable interest rate margin. All other terms, conditions, and provisions remain in full force and effect.
The foregoing description of the Third Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Third Amendment, a copy of which is filed as Exhibit 10.1 to this Form 8-K and incorporated herein by reference.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information provided in Item 1.01 of this Form 8-K is incorporated by reference herein.
Item 7.01 Regulation FD Disclosure.
The Board of Directors of the Company approved distributions for September and October 2025 to its stockholders of record at the close of business on September 15, 2025 and October 15, 2025, respectively, equal to a monthly amount of $0.1083 per share. The Company’s September and October 2025 distributions are expected to be made on or around October 1, 2025 and November 4, 2025, respectively. Operating partnership unit holders receive distributions at the same rate as common stockholders, subject to the required tax withholding.
On September 2, 2025, the Company issued a press release announcing an increase in the monthly distribution and the declaration of the September and October 2025 distributions. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
The information in this Item 7.01, including Exhibit 99.1, is being furnished to the Securities and Exchange Commission (“SEC”), and shall not be deemed to be “filed” with the SEC for any purpose, including for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section and shall not be deemed to be incorporated by reference into any other filing with the SEC except as expressly set forth by specific reference in such filing.
Item  9.01   Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description of Exhibit
10.1
Third Amendment to Credit Agreement among Phillips Edison Grocery Center Operating Partnership I, L.P., Phillips Edison & Company, Inc., the lenders party thereto and PNC Bank, National Association, as administrative agent, dated August 29, 2025

99.1	Press Release dated September 2, 2025
104	Cover Page Interactive Data File (formatted as inline XBRL)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHILLIPS EDISON & COMPANY, INC.

Dated: September 2, 2025	By:	/s/ Jennifer L. Robison
Jennifer L. Robison
Chief Accounting Officer and Senior Vice President (Principal Accounting Officer)